Exhibit 10.11 (h)

                              EQUITABLE RESOURCES, INC.

                                  Board of Directors
                           Deferred Compensation Agreement



                    THIS  AGREEMENT, made  and executed  this  14th day  of

          December,  1993, by and between Equitable Resources, Inc., herein designated as "Equitable", and Daniel M. Rooney, herein designat-

          ed as the "Participant."


                                     WITNESSETH:

                    WHEREAS, the Participant  is currently a member  of the

          Board  of Directors  of Equitable  as a  Director or  an Advisory

          Director; and

                    WHEREAS,  Equitable and the Participant desire to defer

          all of the fees arising from the above-stated relationship.

                    NOW, THEREFORE, the parties hereby agree as follows:


          Section 1 - Account

                    1.1)  Effective January 1, 1994, the Participant herein

          elects to defer, under the terms of this Agreement, all compensa-

          tion  earned for  his/her service  as a  Director or  an Advisory

          Director of Equitable for the calendar year 1994.

                    1.2)  Equitable shall establish a  bookkeeping account,

          hereinafter referred to as the "Account", and shall credit to the

          Account the amounts of the deferred fees.

                    1.3)  Interest  shall be credited to the Account month-

          ly.  The rate of interest shall  be the same as the yield for 30-

          day Treasury Bills applicable to the first day of such month.

          Section 2 - Payment

                    2.1)   All  amounts  credited  to the  Account  on  the

          Participant's behalf shall be payable  in one lump sum by Equita-

          ble to the Participant on    (date selected by

          the Participant) but in no event later than sixty (60) days after the Participant ceases  to be a Director or  an Advisory Director of Equitable.  Unless a date specific is selected by the Partici-

          pant, the distribution will be  made within sixty (60) days after the Participant ceases  to be a Director or  an Advisory Director of Equitable; provided,  however, that nothing contained  in this

          Section 2.1 shall negate the provisions of Section 2.3 below.

                    2.2)   In the  event of the  death of  the Participant,

          such payment shall be made to the Participant's beneficiary.  For purposes of the  Agreement, "beneficiary" means any  person(s) or trust(s) or combination of these, last designated by the Partici-

          pant to  receive benefits  provided under this  Agreement.   Such

          designation  shall  be  in writing  filed  with  the Compensation

          Committee of  the Board of Directors (the  "Committee") and shall be revocable  at any  time through  written instrument  similarly filed  without consent of any beneficiary.  In the absence of any designation, the beneficiary  shall be the  Participant's spouse,

          if surviving, otherwise,  all amounts payable hereunder  shall be delivered by Equitable to the executors and administrators of the

          Participant's estate for administration as a part thereof.

                    2.3)   For financial reasons, the Participant may apply

          to the Committee  for withdrawal from the Agreement  prior to the

          Payment Date.   Such early withdrawal shall lie  within the abso-

          lute discretion of the Committee.  Upon approval from the Commit-

          tee, and  within fifteen  (15) days  thereafter, the  Participant will be deemed to have withdrawn from the Agreement and a distri-

          bution,  in the  amount necessary,  will  be made  in a  one-time

          payment.   Amounts  still payable  to the  Participant  after the

          application of this  Paragraph 2.3 shall be  distributed pursuant to the foregoing Paragraphs of this Section 2.


          Section 3 - Miscellaneous Provisions

                    3.1)  Nothing contained in this Agreement and no action

          taken pursuant to the provisions  of this Agreement shall  create or be  construed to create  a trust of  any kind, or  a fiduciary relationship  between  Equitable  and  the  Participant,  his/her

          designated  beneficiary or any  other person.   Any fees deferred

          under the  provisions of  this Agreement  shall continue  for all

          purposes to be a part of the general funds of Equitable.   To the

          extent that any  person acquires a right to  receive payment from

          Equitable under  this Agreement, such  right shall be  no greater than the right of any unsecured general creditor of Equitable.

                    3.2)  The right of  the Participant or any other person

          to the payment of deferred fees under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

                    3.3)   If the Committee  shall find that any  person to

          whom any  payment is  payable under this  Agreement is  unable to care for his/her affairs  because of illness or accident, or is a minor, any payment due (unless  a prior claim therefor shall have been made by a duly  appointed guardian, committee or other legal representative) may be paid to the  spouse, child, a parent, or a brother or  sister, or to  any person deemed by  the Committee to have  incurred  expense  for such  person  otherwise  entitled to payment,  in such  manner and  proportions as  the Committee  may determine.  Any such payment shall be a complete discharge of the liabilities of Equitable under this Agreement.

                    3.4)   Nothing contained  herein shall be  construed as

          conferring upon  the Participant  the right  to  continue in  the service of Equitable as a member of the Board of Directors.

                    3.5)  This Agreement shall be binding upon and inure to

          the  benefit of  Equitable, its  successors and  assigns and  the

          Participant  and  his/her  heirs,  executors, administrators  and legal representatives.

                    3.6)   Equitable may terminate  this Plan at  any time.

          Upon  such termination, the Committee  shall dispose of any bene-

          fits of the Participant as provided in Section 2.

                    Equitable may also amend the provisions of this Plan at

          any time; provided, however,  that no amendment shall  affect the rights  of  the  Participant, or  his/her  beneficiaries,  to the receipt of payment of benefits  to the extent of any compensation deferred before the time of the amendment.

                    This Agreement  shall  terminate when  the payment  due

          under this Agreement is made.

                    3.7)  This  Agreement shall be construed  in accordance

          with and governed  by the laws of the  Commonwealth of Pennsylva-

          nia.


          Section 4 - Committee

                    4.1)   The Committee's interpretation  and construction

          of  the  Agreement,  and the  actions  thereunder,  including the amount or recipient of the payment to be made therefrom, shall be

          binding  and conclusive  on all  persons for  all purposes.   The

          Committee  members shall  not be  liable  to any  person for  any action taken or omitted in connection with the interpretation and administration of this Agreement  unless attributable to  his/her own willful misconduct or lack of good faith.



                    IN WITNESS WHEREOF, Equitable has caused this Agreement

          to be executed  by its duly authorized officers  and the Partici-

          pant has  hereunto set his/her  hand as  of the date  first above written.




          ATTEST:                             EQUITABLE RESOURCES, INC.




            s/ Audrey C. Moeller                    s/ D. I. Moritz
               Vice President and                      President and
              Corporate Secretary                 Chief Executive Officer




          WITNESS:                            (Participant)




            s/ Marianne Espey                       s/ Daniel M. Rooney
               Marianne Espey                          Daniel M. Rooney